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                                                                   Exhibit 10.13


                                                             August 3, 2001
                                                             CONFIDENTIAL


Mr. James E. Hayden
Vice President of Finance and Administration and Chief Financial Officer Netegrity, Inc.
52 Second Street
Waltham, MA  02451


Dear Jim:

Broadview International LLC ("Broadview") is delighted it has been chosen to assist Netegrity, Inc. (the "Company") in connection with its current intent to pursue a potential transaction with Data Channel [**] (the "Targets"). Broadview and the Company agree that additional companies may be added to this list upon determination in good faith by both the Company and Broadview. A countersigned copy of this letter will serve to confirm our arrangements.

Broadview will assist the Company in negotiating and structuring a transaction between the Company and the Targets. This effort will commence from the date of the countersignature of this agreement and will extend for three months, the "Initial Term" of this agreement. This agreement will continue in full force and effect beyond the initial term unless and until terminated by either party giving to the other not less than 30 days prior written notice (the "Termination Date"). We will be entitled to our Transaction Fee should the Company acquire one of the Targets or other companies that the Company seeks to acquire ("Target Company"), in whole or in part, during the term of this agreement or in the twelve month period after the Termination Date PROVIDED, HOWEVER that the Transaction Fee will only be payable in respect of an [**] Transaction for which a definitive agreement is executed or a Transaction is consummated within said twelve-month period with a Target Company with which discussions were held by the Company during the period of Broadview's engagement hereunder.

Broadview compensation for these activities is dependent upon the outcome of the assignment and the size of the [**] Transaction. The Company agrees to pay to Broadview a "Transaction Fee" equal to [**] for each "[**] Transaction" and [**] for each "[**] Transaction." An "[**] Transaction" means a transaction (or series of related transactions) resulting in the Company's ownership of [**] or more of the voting stock or assets of a Target Company. An "[**] Transaction" means a transaction (or series of related transactions), resulting in (i) the Aggregate Transaction Value exceeding [**] and (ii) the Target Company's ownership of [**] or more of the voting stock or assets of the Company. In the case that the Company issues cash or other non-equity consideration (the "Cash Consideration Component") in the [**] Transaction, the Target Company's ownership of [**] or more of the voting stock or assets of the Company shall be calculated for the purposes hereof as if the Cash Consideration Component of the [**] Transaction consideration was issued as common stock of the Company, and in each case, represents a concluded Transaction for determining when the Transaction Fee is payable. In connection with a purchase of [**] or less of the voting stock or assets of a Target Company, the

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS EXHIBIT, WHICH PORTIONS HAVE BEEN OMITTED AND REPLACED WITH [**] AND FILED SEPARATELY WITH THE COMMISSION.


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Company and Broadview will mutually agree to a reasonable Transaction Fee, which will be due when the consideration is paid to the Target Company, directly or in escrow, and will be payable in cash at closing.

During the term of this agreement, the Company will promptly inform Broadview of any changes or events which may materially affect the Company's business.

Broadview will charge the Company out of pocket expenses and any professional fees reasonably incurred in connection with this engagement, at cost. Professional fees typically include, but are not limited to, legal, tax and other professional advisers, should they be engaged with your consent. These costs will be charged as incurred and are payable on receipt of invoice.

"Aggregate Transaction Value" means all cash, securities, notes and other consideration paid or issued by the Company to the Target Company and/or its stockholders for the Target Company stocks or assets acquired by the Company plus any debt assumed and funds loaned by the Company to the Target Company. Any amounts to be paid contingent upon future events shall be paid if and when such contingent payment is made by the Company, and any portion of the Transaction Fee which is attributable to consideration paid by the Company in escrow will be calculated and paid at the time or times that the consideration, or portion thereof, is released from escrow. If the Aggregate Transaction Value or a portion thereof is in the form of debt or equity securities, then the amount of the Aggregate Transaction Value will be based on the fair market value of such securities determined as of the trading day ending three trading days prior to the closing date. The fair market value of such securities will be (i) the discounted present value of any debt securities and (ii) the fair market value of any equity securities. The fair market value of equity securities will be determined as follows: (i) the closing sale price for such securities on the registered national exchange providing the primary market in such securities on the trading day ending three trading days prior to the closing date; (ii) if the securities are not traded on a registered national exchange, the average of the closing bid prices as reported by the National Association of Securities Dealers Automated Quotation System for the previous ten consecutive trading days ending three trading days prior to the closing date; (iii) if the securities are not traded or reported, by agreement between the Company and Broadview; or (iv) if the Company and Broadview are unable to agree on the fair market value of securities not traded or reported, by binding arbitration pursuant to arbitration terms and procedures to be initially agreed to by the Company and Broadview prior to such arbitration.

In addition, the Company agrees to indemnify Broadview in accordance with the provisions of Schedule B annexed hereto, which is incorporated herein by reference and made a part hereof.

This agreement, together with Schedules A and B hereto, constitutes the entire understanding of parties hereto with respect to the subject matter hereof, and all prior agreements, contracts, promises, representations and statements among the parties hereto, if any, whether written or oral, with respect to the subject matter hereof are merged into this agreement. No term or provision of this agreement may be amended, discharged or modified in any respect except in writing signed by the parties hereto.

This engagement agreement is made and will be construed under and in accordance with the laws of the Commonwealth of Massachusetts without reference to any principle of the conflict of laws. Any dispute, controversy or claim directly or indirectly relating to or arising out of this agreement shall be submitted to binding arbitration with JAMS/ENDISPUTE in Boston, Massachusetts under the JAMS/ENDISPUTE Comprehensive Arbitration Rules and

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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Procedures. The award in the arbitration shall be final and binding and judgement thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees of the prevailing party) shall be borne and paid by the party that the arbitrator, or arbitrators, determine is the non-prevailing party. The Company agrees and consents to personal jurisdiction, service of process and venue in any federal or state court within the Commonwealth of Massachusetts in connection with any action brought to enforce an award in arbitration.

We believe you will find all of the above consistent with our earlier discussions. If and when this proposal meets with the Company's approval, please execute and return one copy of this agreement for Broadview's files.

We look forward to working with you on this assignment.


                                           Sincerely,

                                           BROADVIEW INTERNATIONAL LLC



                                           Paul F. Deninger
                                           Managing Director




ACCEPTED AND AGREED TO:
Netegrity, Inc.


Signature: ____________________________

Print Name:____________________________

Title:     ____________________________

Date:   _______________________________







                                   SCHEDULE A

1. Broadview will not be responsible for carrying out due diligence on any counter-party to the Company in connection with any transaction contemplated during the engagement, or for assessing the commercial merits of any transaction. The Company should rely on its own expertise and that of its legal, accounting, tax and other specialist advisers in defining the scope

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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of, the performance of and drawing conclusions from due diligence. Furthermore,
Broadview shall not be responsible for providing specialist advice in connection with those matters for which the Company would usually provide or arrange, specialist advice (such as, for example, legal, regulatory, applicable stock exchange, accounting or taxation matters). Broadview will have no liability in respect of any services or advice provided to the Company by persons other than Broadview.

2. The Company agrees to obtain appropriate advice on all applicable legal and regulatory provisions and to communicate all such relevant advice to Broadview and you acknowledge that Broadview will not be responsible for any breach of applicable legal or regulatory provisions where it has acted in good faith in the absence of, or in accordance with, any such advice. The Company also agrees to comply with all applicable legal and regulatory provisions in the US and relevant overseas territories.

3. Broadview emphasizes that any advice which it provides will be given on the understanding that, unless otherwise expressly agreed, Broadview does not accept responsibility for the accounting or other data and commercial assumptions upon which such advice is based, which remain the Company's responsibility to assess and evaluate.

4. The Company confirms that, subject to the provisions of paragraph 5 below, you have the right to supply any information that you provide to us and that the supply of such information by you and its receipt and use by us will not infringe any rights held by any third party, involve the unauthorized use of confidential information belonging to a third party or result in a breach by you or us of any law, regulatory obligation, fiduciary duty owed to a third party, intellectual property rights or agreement.

5. Broadview agrees that it will not, without the Company's prior approval, disclose confidential information received from the Company (or its affiliates) to others (other than its employees, agents, accountants, attorneys, and other advisors who have agreed with us to maintain such confidentiality) except as contemplated by this engagement or as such disclosure may be required by law. At the conclusion of its engagement, Broadview will return to the Company or destroy all copies of any documentary confidential information that the Company has marked "confidential" and that are at the time in Broadview's possession. For purposes of this agreement, "confidential information" shall mean information provided by the Company to Broadview that is not otherwise available to Broadview from sources outside the Company (or its affiliates), and any such information shall cease to be confidential information when it becomes generally available, or comes to its attention, through other sources that do not involve a violation of this agreement.

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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                                   SCHEDULE B


This letter will confirm that, in connection with the engagement of Broadview International LLC, ("Broadview") by Netegrity, Inc. (the "Company"), to pursue a targeted acquisition program, and render to the Company whatever services are mutually agreeable, as provided in the agreement to which this Schedule is attached (the "Retention Letter") and in addition to the fees and expenses which the Company has agreed to pay thereunder, the Company agrees to indemnify and hold harmless Broadview and its affiliates. This indemnity will apply to Broadview and the respective members, directors, officers, agents, employees and legal representatives of Broadview and its affiliates, and each person, if any, controlling Broadview or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (individually an "Indemnified Person" and collectively the "Indemnified Persons"). The Company will hold each Indemnified Person harmless from and against any and all losses, claims, damages, and liabilities, joint or several (and all actions, claims, proceedings and investigations in respect thereof), caused by, related to or arising out of, directly or indirectly, the engagement referred to in the Retention Letter, whether under any statute, under common law, or otherwise. The Company will also reimburse Broadview and any other Indemnified Person for all reasonable expenses (including reasonable fees and disbursements of legal counsel), as such expenses are incurred, in connection with investigating, preparing to defend or defending any such action, claim, proceeding or investigation, whether or not in connection with pending or threatened litigation in which Broadview or any other Indemnified Person is a party or target. However, the Company will not be liable under this paragraph to the extent that any loss, claim, damage, liability or expense is found in final judgment by a court of competent jurisdiction from which no appeal can be or is taken to have resulted from the gross negligence; willful misconduct, or bad faith of Broadview.

If the indemnity referred to hereunder should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless for all losses incurred by it, the Company shall pay to or on behalf of each Indemnified Person contributions for any such losses, so that each Indemnified Person ultimately bears only such portion of such losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transaction that is the subject of the agreement to which this Schedule B is attached or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Person, respectively, and the Company as well as any other relevant equitable consideration; PROVIDED, HOWEVER, that in no event shall the aggregate contribution of all Indemnified Persons to all such losses exceed the amount of the fees actually received by Broadview pursuant to the Retention Letter.

If notice of any action, claim, proceeding or investigation is received by an Indemnified Person in respect of which indemnity may be sought against the Company hereunder, such Indemnified Person will notify the Company in writing of the commencement thereof. However, the omission to so notify the Company will not relieve the Company from any liability to such Indemnified Person hereunder, except to the extent that such failure will have actually prejudiced the defense of such action.

[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

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In the event any such claim, action, proceeding or investigation is brought against any Indemnified Person, the Company shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified Person; unless, however, the Indemnified Person reasonably determines that the representation of the Indemnified Person and the Company by the same counsel would be inappropriate due to actual or potential differing interests between them, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the Company. In such event, the Indemnified Person shall have the right to assume its own defense, with counsel reasonably satisfactory to the Company, and shall so signify by promptly notifying the Company in writing of its decision. Such decision shall not relieve the Company of any liability which it may have to the Indemnified Person, including reimbursement of any reasonable legal or other expenses incurred in connection with the Indemnified Person's defense; provided that in no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all Indemnified Persons in connection with any action. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any such claim, action, proceeding or investigation, unless such settlement includes an express, complete release or such Indemnified Person from all liability as to all asserted or potential claims against the Indemnified Person. The Company will not be liable hereunder for any settlement made by Broadview or any other Indemnified Person without the Company's prior written consent which will not be unreasonably withheld.

These indemnification, contribution and expense reimbursement provisions are in addition to, and not in lieu of, any other obligation or liability which the Company might otherwise have to Broadview or any other Indemnified Person. Neither termination nor completion of the engagement of Broadview referred to in the Retention Letter will affect the provisions of this agreement which will remain operative and in full force and effect. This agreement may not be amended orally.




[**] Indicates that information has been omitted and filed separately with the Commission pursuant to a request for confidential treatment.